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                                                                       EXHIBIT 2

              FIRST AMENDMENT TO PREFERRED SHARES RIGHTS AGREEMENT

     This First Amendment to Preferred Shares Rights Agreement, dated as of February 13, 2002 (this "Amendment"), to the Preferred Shares Right Agreement,
                         ---------
dated as of November 28, 2000 (the "Rights Agreement"), is entered into by and
                                    ----------------
between ORATEC Interventions, Inc., a Delaware corporation (the "Company") and
                                                                 -------
American Stock Transfer and Trust Company (the "Rights Agent").
                                                ------------

     A. The Company and the Rights Agent have entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, prior to the Distribution Date (as defined in the Agreement), the Company may supplement or amend the Rights Agreement in any respect without the approval of any holders of Rights and the Company may cause the Rights Agent to execute such amendment.

     B. As of the date of this Amendment, the Distribution Date has not occurred.

     C. The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to enter into an Agreement and Plan of Merger, dated as of February 13, 2002, by and among
Smith & Nephew, Inc., a Delaware corporation ("Parent"),
                                               ------
ORATEC Interventions, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub") and the Company (the "Merger Agreement").
            ---                         ----------------

     D. As a condition to the willingness of Parent and Sub to enter into the Merger Agreement, certain stockholders of the Company are entering into Stockholder Agreements, each dated as of February 13, 2002, with Parent and Sub (the "Stockholder Agreements").
      ----------------------

     E. As a further condition to the willingness of Parent and Sub to enter into the Merger Agreement, the Company is required to amend the Rights Agreement such that the Rights and the Rights Agreement are inapplicable to the Offer (as defined in the Merger Agreement), the Merger (as defined in the Merger Agreement) and the Stockholder Agreements.

     In consideration of the foregoing, the parties agree as follows:

     1.   Amendments to the Rights Agreement. The Rights Agreement is hereby
          ----------------------------------
amended as follows:

          a. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

               "(a) "Acquiring Person" shall mean any Person who or which,
                     ----------------
               together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company, any Subsidiary of the Company or any employee benefit plan of the

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               Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, nor (ii) Smith & Nephew, Inc. ("Parent") or Orchid Merger
                                                     ------
               Corp. ("Sub") or any of their Affiliates or Associates (the "S&N
                       ---                                                  ---
               Group") in the event that the S&N Group shall become the
               -----
               Beneficial Owners of Common Shares of the Company upon the execution of, or in one or more transactions contemplated by, and not in contravention of, the Agreement and Plan of Merger, dated as of February 13, 2002, by and among Parent, Sub and the Company or the Stockholder Agreements, dated as of February 13, 2002, by and between Parent and certain holders of Common Shares of the Company. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person either (i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided,
                                                                     --------
               however, that if a Person shall become the Beneficial Owner of
               -------
               15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional Common Shares of the Company such Person does not beneficially own 15% or more of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, (i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this Section 1(a) has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such Person to be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a) or (B) such Person was aware of the extent of the Common Shares it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person divested or divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement; and (ii) if, as of the date hereof, any Person is the Beneficial Owner of 15% or more of the Common Shares outstanding, such Person shall not be or become an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), unless and until such time as such Person shall become the Beneficial Owner of additional Common Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or

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               pursuant to a split or subdivision of the outstanding Common
               Shares), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of 15% or more of the Common Shares then outstanding."

               b.   The definition of "Distribution Date" set forth in
Section 1(h) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

               "(h) "Distribution Date" shall mean the earlier of (i) the Close
                     -----------------
               of Business on the tenth day (or such later date as may be determined by action of a majority of the Board of Directors) after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth day (or such later date as may be determined by action of a majority of the Board of Directors) after the date that a tender or exchange offer by any Person (other than (A) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (B) the S&N Group, provided that in each case involving a member of the S&N Group such action shall be in accordance with, and not in contravention of, the terms of the Merger Agreement and the Stockholder Agreements) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, assuming the successful consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding."

     2.   Governing Law. This Amendment shall be deemed to be a contract made
          -------------
under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with laws of such State applicable to contracts to be made and performed entirely within such State.

     3.   Counterparts. This Amendment may be executed in any number of
          ------------
counterparts, each of which shall be an original and all such counterparts shall together constitute one and the same instrument.

          Terms used herein but not defined herein shall have the meaning set forth in the Rights Agreement.

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     The parties have caused this Agreement to be duly executed as of the date first written above.

                                    ORATEC INTERVENTIONS, INC.


                                    By:  /s/ Kenneth W. Anstey
                                         ---------------------------------------

                                    Name:  Kenneth W. Anstey
                                           -------------------------------------

                                    Title:  President and Chief Executive
                                            Officer


                                    AMERICAN STOCK TRANSFER TRUST COMPANY


                                    By:  /s/ Herbert J. Lemmer
                                         ---------------------------------------

                                    Name:  Herbert J. Lemmer
                                           -------------------------------------

                                    Title:  Vice President
                                            ------------------------------------
















    [Signature page to First Amendment to Preferred Shares Rights Agreement]

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